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Exhibit 23(c)
Consent of Independent Public Accountants

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As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into Weyerhaeuser Company's previously filed Registration Statement Nos. 333-84127, 333-66412 and 333-72356 on Form S-3; No. 333-82376 on Form S-4 and Nos.
333-01565, 333-56673, 333-74311, 333-89925 and 333-53010 on Form S-8.



                                             ARTHUR ANDERSEN LLP

Seattle, Washington
February 27, 2002